                                   Exhibit 11

                 STATEMENT RE: COMPUTATION OF PER-SHARE EARNINGS

                                                   Three Months Ended                        Six Months Ended
                                           -----------------------------------     -------------------------------------

                                              June 29,             July 1,            June 29,              July 1,
                                                1996                 1995               1996                 1995
                                           ---------------     ---------------     ---------------     -----------------

Number of common shares
outstanding for entire period                   15,575,352          14,252,344          14,933,136            14,243,611

Weighted average number
of shares issued upon
conversion of convertible notes
and exercise of warrants                           241,728                                 490,683

Weighted average number of
shares issued upon exercise of
options                                             20,432                 268              58,131                 6,069
                                           ---------------     ---------------     ---------------     -----------------


Weighted average number of
common shares outstanding                       15,837,512          14,252,612          15,481,950            14,249,680
                                           ===============     ===============     ===============     =================

Net loss                                   $      (256,831)    $      (354,317)    $    (1,501,208)    $        (543,344)
                                           ===============     ===============     ===============     =================

Net loss per common share                  $          (.02)    $          (.02)    $          (.10)    $            (.04)
                                           ===============     ===============     ===============     =================